UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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WALTER ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Walter Energy, Inc. 3000 Riverchase Galleria Suite 1700 Birmingham, AL 35244 www.walterenergy.com
Press Release

Walter Energy Responds to Audley Capital’s Notice of Intent to Nominate Director Candidates

BIRMINGHAM, AL, February 19, 2013 – Walter Energy Inc. (NYSE: WLT) (TSX: WLT), (the Company) today confirmed that Audley European Opportunities Fund, Ltd, an affiliate of hedge fund Audley Capital Advisors LLP (Audley), sought to advise the Company of its intent to nominate a slate of five director candidates to stand for election at the Company’s 2013 Annual Shareholders Meeting.

Audley has not communicated with the Company about its proposed slate of directors outside of its notice of intent prior to today’s public announcement.

The Company said that its Board and management team remain fully committed to creating value for all shareholders through the successful execution of the Company’s strategy.

The date for the 2013 Annual Meeting has not yet been announced.

About Walter Energy

Walter Energy is the world’s leading, publicly traded “pure-play” metallurgical coal producer for the global steel industry with strategic access to high-growth steel markets in Asia, South America and Europe. The Company also produces thermal coal, anthracite, metallurgical coke and coal bed methane gas. Walter Energy employs approximately 4,100 employees and contractors with operations in the United States, Canada and United Kingdom. For more information about Walter Energy, please visit www.walterenergy.com.

Important Information

Walter Energy will file with the Securities and Exchange Commission (“SEC”) and provide to its stockholders a proxy statement and a white proxy card in connection with its 2013 Annual Meeting. STOCKHOLDERS ARE URGED TO READ THIS PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED BY WALTER ENERGY WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov and through the website maintained by Walter Energy at www.walterenergy.com.

Certain Information Regarding Participants

Walter Energy, its directors and certain of its officers may be deemed to be participants in the solicitation of Walter Energy’s stockholders in connection with its 2013 Annual Meeting. Information regarding the names, affiliations and direct and indirect interests (by security holdings or otherwise) of these persons will be found in Walter Energy’s proxy statement for its 2013 Annual

Meeting, which Walter Energy will file with the SEC. Additional information regarding these persons can also be found in other documents filed by Walter Energy with the SEC. Stockholders will be able to obtain a free copy of the proxy statement and other documents filed by Walter Energy with the SEC from the sources listed above.

Contact:	Paul Blalock
Vice President, Investor Relations
205.745.2627
paul.blalock@walterenergy.com

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